                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            REDIFF.COM INDIA LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            REPUBLIC OF INDIA                                    NOT APPLICABLE
 ----------------------------------------             ------------------------------------
 (State of incorporation or organization)             (I.R.S. Employer Identification No.)

                          MAHALAXMI ENGINEERING ESTATE
                        1ST FLOOR, L. J. FIRST CROSS ROAD
                       MAHIM (WEST), MUMBAI 400 016, INDIA

               (Address of principal executive offices) (Zip Code)

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates: 333-37376

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered
              None                                       None
        -------------------                 ------------------------------



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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    EQUITY SHARES, PAR VALUE RS. 5 PER SHARE*
                    -----------------------------------------
                                (Title of class)

* American Depositary Shares representing the Equity Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.

INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered

        Incorporated by reference to the information contained in the section titled "Description of Equity Shares" contained in Registrant's Registration Statement on Form F-1 filed on May 19, 2000 (File No. 333-37376) (the "F-1 Registration Statement").

Item 2. Exhibits

        The following exhibits are filed as a part of this registration statement:

               Exhibit
               Number   Description of Document
               ------   -----------------------
                3.1*    Articles of Association of the Registrant, as amended.

                3.2*    Memorandum of Association of the Registrant, as amended.

                3.3* Certificate of Incorporation of the Registrant, as amended.

                4.1*    Form of Deposit Agreement among the Registrant,
                        Citibank, N.A., and the holders from time to time of American Depositary Receipts issued thereunder
                        (including as an exhibit, the form of American
                        Depository Receipt).

                4.2*    Registrant's specimen certificate for equity shares.

                4.3*    Amended and Restated Shareholder Rights Agreement dated
                        February 24, 2000 between the Registrant and the shareholders of the Registrant.

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*       Incorporated by reference to Exhibits of the same number to the F-1
        Registration Statement of Registrant, File No. 333-37376, filed with the Securities and Exchange Commission on May 19, 2000.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  May 31, 2000                         REDIFF.COM INDIA LIMITED


                                            By: /s/  Rajiv Warrier
                                               ---------------------------------
                                               Rajiv Warrier
                                               Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit
Number  Description of Document
------  -----------------------
3.1*    Articles of Association of the Registrant, as amended.

3.2*    Memorandum of Association of the Registrant, as amended.

3.3*    Certificate of Incorporation of the Registrant, as amended.

4.1* Form of Deposit Agreement among the Registrant, Citibank, N.A., and the holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depository
        Receipt).

4.2*    Registrant's specimen certificate for equity shares.

4.3*    Amended and Restated Shareholder Rights Agreement dated February 24,
        2000 between the Registrant and the shareholders of the Registrant.

----------
* Incorporated by reference to Exhibits of the same number to the F-1 Registration Statement of Registrant, File No. 333-37376, filed with the Securities and Exchange Commission on May 19, 2000.